Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-3
(Form Type)

PDS Biotechnology Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be registered	Proposed maximum offering price per unit	Maximum Aggregate Offering Price	Fee Rate	Amount of registration fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00033 per share	457(o)	(1)	(2)	(3)	$0.00013810
Fees to Be Paid	Equity	Preferred Stock, par value $0.00033 per share	457(o)	(1)	(2)	(3)	$0.00013810
Fees to Be Paid	Debt	Debt Securities	457(o)	(1)	(2)	(3)	$0.00013810
Fees to Be Paid	Other	Warrants	457(o)	(1)	(2)	(3)	$0.00013810
Fees to Be Paid	Other	Rights to purchase common stock, preferred stock, debt securities or units	457(o)	(1)	(2)	(3)	$0.00013810
Fees to Be Paid	Other	Units	457(o)	(1)	(2)	(3)	$0.00013810
Fees to Be Paid	Unallocated (Universal) Shelf		457(o)	(1)	(2)	$121,905, 729	$0.00013810	$16,835.18(4)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.00033 per share	415(a)(6)						S-3	333-267041	September 2, 2022
Carry Forward Securities	Equity	Preferred Stock, par value $0.00033 per share	415(a)(6)						S-3	333-267041	September 2, 2022
Carry Forward Securities	Debt	Debt Securities	415(a)(6)						S-3	333-267041	September 2, 2022
Carry Forward Securities	Other	Warrants	415(a)(6)						S-3	333-267041	September 2, 2022
Carry Forward Securities	Other	Rights to purchase common stock, preferred stock, debt securities or units	415(a)(6)						S-3	333-267041	September 2, 2022
Carry Forward Securities	Other	Units	415(a)(6)						S-3	333-267041	September 2, 2022
Carry Forward Securities	Unallocated (Universal) Shelf		415(a)(6)	(5)	(5)	$78,094,271 (5)			S-3	333-267041	September 2, 2022	$7,239.34(5)
	Total Offering Amounts					$200,000,000		$16,835.18
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$16,835.18

(1)
The amount to be registered consists of up to $200,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, units, and/or rights to purchase common stock, preferred stock, debt securities, or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)
Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(5)
On August 24, 2022, the Registrant filed a registration statement on Form S-3 (File No. 333-267041), initially effective on September 2, 2022 (the “Prior Registration Statement”), to register securities with an aggregate maximum offering price of $150,000,000 and paid a registration fee of $10,105.11 in connection therewith. As of the date of this registration statement, an aggregate of $78,094,271 of securities registered on the Prior Registration Statement are unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the unsold securities are being moved from the Prior Registration Statement to this registration statement and the registration fee of $7,239.34 previously paid by the Registrant relating to the Unsold Securities included on this registration statement will continue to be applied to such Unsold Securities and are hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. As a result, a filing fee of $16,835.18 is being paid herewith. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of additional new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.